New York Life Investments ETF Trust 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of New York Life Investments ETF Trust (formerly, IndexIQ ETF Trust) of our reports dated June 25, 2024, relating to the financial statements and financial highlights for the funds constituting New York Life Investments ETF Trust (formerly, IndexIQ ETF Trust) listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the period ended April 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 26, 2024

Appendix A

NYLI Hedge Multi-Strategy Tracker ETF	(formerly, IQ Hedge Multi-Strategy Tracker ETF)
NYLI Merger Arbitrage ETF	(formerly, IQ Merger Arbitrage ETF)
NYLI 500 International ETF	(formerly, IQ 500 International ETF)
NYLI Candriam International Equity ETF	(formerly, IQ Candriam International Equity ETF)
NYLI Candriam U.S. Mid Cap Equity ETF	(formerly, IQ Candriam U.S. Mid Cap Equity ETF
NYLI Candriam U.S. Large Cap Equity ETF	(formerly, IQ Candriam U.S. Large Cap Equity ETF)
NYLI CBRE NextGen Real Estate ETF	(formerly, IQ CBRE NextGen Real Estate ETF)
NYLI FSTE International Equity Currency Neutral ETF	(formerly, IQ FTSE International Equity Currency Neutral ETF)
NYLI U.S. Large Cap R&D Leaders ETF	(formerly, IQ U.S. Large Cap R&D Leaders ETF)
NYLI Global Equity R&D Leaders ETF	(formerly, IQ Global Equity R&D Leaders ETF)
NYLI Clean Oceans ETF	(formerly, IQ Clean Oceans ETF)
NYLI Cleaner Transport ETF	(formerly, IQ Cleaner Transport ETF)
NYLI Engender Equality ETF	(formerly, IQ Engender Equality ETF)
NYLI Healthy Hearts ETF	(formerly, IQ Healthy Hearts ETF)